Exhibit 99.1

FOR IMMEDIATE RELEASE

PDVWIRELESS REPORTS FOURTH QUARTER AND YEAR END RESULTS

Woodland Park, N.J., June 9, 2015 – Pacific DataVision, Inc., d/b/a pdvWireless (NASDAQ:PDVW) (“the Company”), a leading provider of mobile workforce management solutions, reported today its fourth quarter and year end results for the fiscal year ended March 31, 2015.

The Company is currently in the process of deploying its advanced digital dispatch networks in major metropolitan markets in the United States, with sites expected to be in service in the first four markets by the end of June 2015. These networks will be dedicated to meeting the communication needs of dispatch-centric businesses. Because it had not yet launched its networks, the Company’s financial results for the fourth quarter and full year of FY 2015 principally represent its historical software-as-a-service (SAAS) business, the costs and expenses related to implementing its digital two-way radio networks, the costs associated with its initiatives to implement its broadband spectrum strategies and the costs incurred to raise funds to support its new business plan and to become a publicly-traded company.

Revenue for the quarter was $815,000 compared with $908,000 the previous year. For the fourth quarter, the Company reported a net loss of ($5.58 million), or ($0.44) per share compared with a net loss of ($0.30 million), or ($2.41) per share, the previous year.

Revenue for FY 2015 was $3.17 million compared with $3.54 million for FY 2014. The Company reported a net loss of ($14.71 million), or ($1.46) per share, compared with a net loss of ($1.21 million), or ($9.56) per share, for FY 2014.

The decline in revenue for the three and twelve month periods is principally a result of decreases in the Company’s lower margin international business and higher customer churn in its domestic SAAS business. The U.S. business has been the Company’s primary focus over the last several years, during which time it has significantly expanded the functionality of its solutions, much of which is included in the Company’s new DispatchPlus service offering.

The Company recently received notification from its international carrier that it would stop offering the Company’s service during the first quarter of FY 2016.

The increase in general and administrative expenses for the quarter and the year is primarily attributable to stock compensation expense associated with grants of restricted stock units and stock options issued during the 2015 fiscal year primarily due to the actions approved by the Board of Directors in connection with the Company’s June 2014 private placement. The Company incurred higher costs for legal and accounting fees as it moved to become publicly listed on The NASDAQ Capital Market on February 3, 2015. Additionally, the Company increased its headcount and related costs in order to support its new business initiatives.

Adjusted EBITDA for the quarter was a negative ($3.26 million) as compared with a negative ($0.18 million) the prior year. For FY 2015, Adjusted EBITDA was a negative ($7.08 million) as compared with a negative ($0.75 million) the prior year. The increases in Adjusted EBITDA losses in the fourth quarter and the year were caused by the combination of the decrease in gross margin related to the decline in revenues noted above, and higher selling, general and administrative costs as the Company incurred costs to implement its new business plan.

The Company also announced the upcoming commercial launch of its first “DispatchPlus” two-way radio service in Houston, Texas. The Company is continuing its network deployments and expects to have three additional markets with sites in service by the end of June 2015. DispatchPlus is a next-generation push-to-talk solution utilizing state-of-the-art digital two-way radio technology integrated with pdvWireless’ proprietary cloud-based mobile resource management solutions, including workforce tracking, status mapping and the Company’s patented intelligent call prioritization. DispatchPlus enables communications to be sent, simultaneously, to one or many recipients, whether the recipient(s) is on pdvWireless’ two-way service, a cellphone or at any email address.

John C. Pescatore, President and CEO of pdvWireless said, “I am proud of the accomplishments our team has achieved during the past year. In addition, the Company successfully completed a follow-on offering of 1,725,000 common shares for $69 million in May 2015 bringing the total gross proceeds raised in the last 12 months to almost $300 million. We believe the success of our most recent offering is a vote of confidence by our existing and new shareholders in the Company and its strategy.”

“Overall, our fiscal year ended March 31, 2015 was an exciting year for the Company. In addition to the fund raising successes, the Company assembled an experienced team of industry veterans, purchased a nationwide block of 900 MHz spectrum, entered into a technology relationship with Motorola Solutions, Inc., began beta testing of its next generation dispatch networks and significantly advanced its regulatory initiatives”, concluded Mr. Pescatore.

Strong Cash Position

The Company has a strong cash position, with $119.9 million in available cash as of March 31, 2015. This is a reflection of the more than $200 million in equity funding the Company raised in the June 2014 private placement, its acquisition of the 900 MHz spectrum licenses from Sprint and its transactions with Motorola Solutions Inc. The Company’s cash position has been further enhanced by the $64.8 million net proceeds from the public offering of common stock in May 2015.

The Company plans to use this cash to pursue its regulatory initiatives, including purchasing additional spectrum, and to deploy dedicated dispatch networks in 20 major metropolitan markets throughout the US. The Company estimates that the capital expenditures necessary to deploy networks in these 20 major metropolitan areas will range from $30 million to $40 million. In the fourth quarter ended March 31, 2015, the Company spent approximately $4.7 million for the acquisition of equipment and design of its networks.

CORPORATE HIGHLIGHTS

•	The Company assembled a management team of telecommunications industry veterans focused on building the nation’s most business-centric, value-oriented wireless communications solutions provider.
•	In June 2014, the Company completed a private placement financing in which the Company raised net proceeds of approximately $202.0 million.
•	In September 2014, the Company secured the necessary FCC approvals and completed its acquisition of spectrum from Sprint Corporation for $100 million, including $90 million in cash and $10 million in shares of its common stock.
•	In September 2014, the Company entered into an agreement with Motorola Solutions, Inc. in which Motorola agreed to lease a portion of the Company’s spectrum in exchange for an upfront, fully paid leasing fee of $7.5 million and a $10 million investment in a subsidiary of the Company.
•	In October 2014, the Company’s President and Chief Executive Officer, John Pescatore, became a member of the board of directors of the Enterprise Wireless Alliance and the Company attended its leadership summit as the first step in raising its profile in the wireless industry.
•	In October 2014, the Company began the process of building out its dispatch network.
•	In November 2014, the Company and the Enterprise Wireless Alliance filed a Joint Petition for Rulemaking with the FCC proposing a realignment of a portion of the 900MHz spectrum from narrowband to broadband. The petition was placed on Public Notice by the FCC and comments and reply comments were received in January of 2015.
•	In February 2015, the Company became a public reporting company and listed its common stock for trading on The NASDAQ Capital Market under the symbol “PDVW.”
•	In March 2015, the Company participated in an ex-parte meeting with the FCC to discuss its responses to the questions raised by the FCC and by third parties through the public comment process.
•	In late March 2015, the Company commenced beta testing of its dispatch network in its first market. The Company plans to deploy its networks in 20 major metropolitan markets over the next eighteen months.
•	In May 2015, the Company and the Enterprise Wireless Alliance filed proposed rules with the FCC related to its Joint Petition for Rulemaking, which outline recommended procedural and technical operating parameters and processes related to the administration and sequence of the proposed realignment of the 900 MHz band. The proposed rules were placed on Public Notice by the FCC for comments through June 29, 2015 with reply comments due on July 14, 2015.
•	In May 2015, the Company completed a registered follow-on public offering of common stock resulting in the sale of 1,725,000 shares at a purchase price of $40.00 per share, which includes 225,000 shares sold pursuant to the underwriters’ exercise of their over-allotment option. Net proceeds were approximately $64.8 million after deducting underwriting discounts and commissions, and estimated offering expenses.

Conference Call

pdvWireless will host a conference call to discuss its fourth quarter 2015 financial results on June 9, 2015 at 9:00 a.m. EDT. Investors in the United States can participate in the earnings call by dialing into the conference line 888-267-2860 or 973-413-6102 and using the conference code 452685. The earnings call will also be available for replay until June 23, 2015 and can be accessed by dialing into the conference lines 800-332-6854 or 973-528-0005 and using the conference code 452685. A replay of the call and the transcript will be posted on the Company’s website under Investor Relations.

About Pacific DataVision, Inc.

Pacific DataVision, d/b/a pdvWireless (NASDAQ: PDVW) is a recognized leader in mobile workforce communications and location based solutions that increase the productivity of field-based workers and the efficiency of their dispatch and call center operations. pdvWireless will also be launching the largest private push-to-talk network in major markets throughout the United States. Its patented and industry-validated technology improves team communication and field documentation across a wide array of industries including transportation, distribution, construction, hospitality, waste management and field service. pdvWireless’ Chairman, Brian McAuley and Vice Chairman, Morgan O’Brien, were co-founders of Nextel Communications and have over 60 years of experience in two-way radio operations and FCC regulatory matters. pdvWireless is headquartered in Woodland Park, New Jersey. Visit www.pdvwireless.com for more information.

Non-GAAP Financial Information

This press release and the information contained herein present a non-GAAP financial measure, Adjusted EBITDA, which excludes certain amounts. The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest income (expense)-net, income taxes and stock-based compensation. The Company has included below unaudited adjusted financial information for the three and twelve months ended March 31, 2015 and 2014, which includes a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company’s management uses Adjusted EBITDA to evaluate the Company’s performance and provide this financial measure to investors as a supplement to the Company’s reported results because they believe this information provides additional insight into the Company’s operating performance by disregarding certain nonrecurring items or items that are not reflective of the day-to-day offering of its services. Adjusted EBITDA should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company’s financial results calculated in accordance with GAAP and any reconciliation to those financial statements should be carefully evaluated. The non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements (as defined under Federal securities laws). Forward-looking statements generally are accompanied by words such as “will”, “expect”, “intend”, “plan”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding the planned timing and scope of the deployment of our dispatch network, the estimated costs of deploying our dispatch network and our regulatory initiatives and plans. Any forward-looking statements contained herein are based on our current expectations, but are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our current expectations or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to: we have no operating history with respect to our proposed push-to-talk business; we have had net losses each year since our inception and may not achieve or maintain profitability in the future; we may experience delays in launching our nationwide network; customers may not adopt our technology; any efforts we pursue to increase the value of our spectrum may not be successful, including our Joint Petition for Rulemaking and our proposed rules to realign the 900 MHz band; we will rely on the equipment and selling efforts of other parties, such as indirect dealers; the wireless communication industry is highly competitive and we may not compete successfully; and government regulation could adversely affect our business and prospects. These and other factors that may affect our future results or operations are identified and described in more detail in our filings with the Securities and Exchange Commission (the “SEC”), including in our Annual Report on Form 10-K for the period ended March 31, 2015. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Investor Relations Contacts:
Timothy Gray	Adam Friedman
CFO	Principal
Pacific DataVision	Adam Friedman Associates
973-771-0981	917-675-6250
ir@pdvwireless.com	adam@adam-friedman.com

Pacific DataVision, Inc.

Statements of Operations

	For three months ended March 31,		For year ended March 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)
Operating revenues
Service revenue	$633,209	$908,421	$2,776,916	$3,539,595
Spectrum lease revenue	182,186	—	394,737	—

Total operating revenue	815,395	908,421	3,171,653	3,539,595
Cost of revenue
Service	272,489	300,774	1,063,176	1,124,121

Gross profit	542,906	607,647	2,108,477	2,415,474

Operating expenses
General and administrative	5,131,578	254,461	13,362,242	925,636
Sales and support	644,915	318,478	1,812,524	1,382,024
Product development	321,313	237,359	1,000,890	934,818
Depreciation and amortization	41,615	14,117	96,141	59,469

Total operating expenses	6,139,421	824,415	16,271,797	3,301,947

Loss from operations	(5,596,515)	(216,768)	(14,163,320)	(886,473)
Interest expense - affiliated entities	—	(88,516)	(570,737)	(325,348)
Interest income	14,962	—	19,889	—

Net loss	$(5,581,553)	$(305,284)	$(14,714,168)	$(1,211,821)

Net loss per common share basic and diluted	$(0.44)	$(2.41)	$(1.46)	$(9.56)
Weighted-average common shares used to compute basic and diluted net loss per share	12,642,365	126,759	10,048,210	126,759

The table below reconciles Adjusted EBITDA to the Company’s GAAP disclosure of net loss:

	For three months ended March 31,		For year ended March 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net loss	$(5,581,553)	$(305,284)	$(14,714,168)	$(1,211,821)
Interest expense - affiliated entities	—	88,516	570,737	325,348
Depreciation and amortization	41,615	14,117	96,141	59,469
Stock compensation expense	2,282,980	19,765	6,963,782	79,057

Adjusted EBITDA	$(3,256,958)	$(182,886)	$(7,083,508)	$(747,947)

Pacific DataVision, Inc.

Balance Sheets

At March 31:	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$119,873,668	$45,679
Accounts receivable, net of allowance for doubtful accounts of $7,977 and $12,619	395,172	369,408
Prepaid expenses and other current assets	629,790	22,046

Total current assets	120,898,630	437,133
Furniture, fixture and equipment, net	6,384,602	99,548
Intangible assets	100,298,444	—
Capitalized patent costs, net	220,783	252,747
Other assets	25,630	13,763

Total assets	$227,828,089	$803,191

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIENCY)
Current liabilities
Accounts payable and accrued expenses	$6,467,285	$244,230
Accounts payable - officers	40,668	117,961
Deferred revenue	737,664	10,751

Total current liabilities	7,245,617	372,942
Noncurrent liabilities
Deferred revenue	6,376,518	—
Accrued interest expense - affiliated entities	—	870,247
Deferred compensation	—	361,610
Notes payable - affiliated entities	—	3,405,808

Total liabilities	13,622,135	5,010,607

Commitments and contingencies
Stockholders’ equity/(deficiency)
Preferred stock, par value, $0.0001 per share, 10,000,000 shares authorized and no shares outstanding at March 31, 2015 and no par value, 8% non-cumulative dividend, 40,000,000 shares authorized, 748,722 shares outstanding at March 31, 2014	—	20,525,999
Common stock, par value, $0.0001 per share, 100,000,000 shares authorized and 12,530,493 shares issued and outstanding at March 31, 2015 and no par value, 85,000,000 shares authorized, 126,759 shares issued and outstanding at March 31, 2014	1,253	12
Additional paid-in capital	255,861,880	2,209,584
Accumulated deficit	(41,657,179)	(26,943,011)

Total stockholders’ equity/(deficiency)	214,205,954	(4,207,416)

Total liabilities and stockholders’ equity/(deficiency)	$227,828,089	$803,191

Pacific DataVision, Inc.

Statements of Cash Flows

For the year ended March 31,	2015	2014
CASH FLOWS FROM OPERATING ACTIVITES
Net loss	$(14,714,168)	$(1,211,821)
Adjustments to reconcile net loss to net cash provided from (used) by operating activities
Depreciation and amortization	96,141	59,469
Non-cash compensation expense attributable to stock awards	6,963,782	79,057
Changes in operating assets and liabilities
Accounts receivable	(25,764)	(80,405)
Prepaid expenses and other assets	(619,611)	(324)
Accounts payable and accrued expenses	6,222,853	2,344
Accounts payable - officers	(77,293)	16,270
Accrued interest expense	(332,323)	325,348
Deferred compensation	(361,610)	24,340
Deferred revenue	7,103,431	—

Net Cash flows provided from (used) by operating activities	4,255,438	(785,722)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	(90,298,444)	—
Purchases of equipment	(6,346,586)	(33,572)
Payments for patent costs	(2,644)	(35,456)

Net Cash used by investing activities	(96,647,674)	(69,028)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	45,000	705,491
Net proceeds from Section 144A offering	201,922,458	—
Payment of notes payable	(1,133,851)	—
Proceeds from Motorola investment	10,000,000	—
Net proceeds for January 2015 stock issuance	1,386,618	—

Net Cash provided from financing activities	212,220,225	705,491

Net change in cash and cash equivalents	119,827,989	(149,259)
CASH AND CASH EQUIVALENTS
Beginning of the year	45,679	194,938

End of of the year	$119,873,668	$45,679